CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Managers AMG Funds.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 29, 2009